UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 1, 2011

Laredo Oil, Inc.
(Exact Name of Registrant as Specified in Charter) Delaware
(State or Other Jurisdiction of Incorporation)

333-153168	26-2435874
(Commission File Number)	(IRS Employer Identification No.)

2203 Townes Lane Austin, Texas	78703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 961-3801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On March 1, 2011, Clayton Van Levy, Donald Beckham, and Bradley E. Sparks were appointed to the Laredo Oil, Inc. Board of Directors.  The company also announced that it soon plans to appoint a fifth director.  Mr. Mark See will continue as Chairman of the Board.

Messrs. Levy and Beckham are independent directors and have also been appointed to serve on a special independent committee of the Board tasked with evaluating and negotiating the final terms of certain strategic transactions involving capital funding for the Company.  The new directors were not elected to the Board pursuant to any arrangement or understanding with any other person, and there are no reportable transactions under Item 404(a) of Regulation S-K as a result of the appointment of the new directors.

The compensation for each independent director is as follows:  quarterly cash payments of $12,500 payable mid-quarter in arrears; 500,000 shares of restricted common stock vesting in equal installments over three years, $25,000 for participation on the special independent committee of the Board described in the preceding paragraph; all reasonable expenses associated with attendance at Board meetings and for legal expenses associated with special committee work.  Messrs. See and Sparks will receive no additional compensation for Board service.

Set forth below is certain biographical information regarding each of the new directors.

CLAYTON VAN LEVY  (“Van”), age 52,is a principal of Houston Merchant Energy Partners, an energy merchant banking and consulting firm. Prior to Houston Merchant Energy Partners, Van was the Managing Director of Equity Research at Dahlman Rose & Company, LLC, a New York-based investment banking boutique/broker dealer specializing in marine shipping. Van was responsible for establishing the Houston office and creating the firm’s oil and gas exploration and production practice.

Prior to joining Dahlman Rose, Van was the Managing Director of Equity Research at CIBC World Markets Corporation, a global investment banking firm. Van was responsible for managing and integrating the entire energy research group and oversaw the coverage of over 30 oil and gas exploration and production companies. Throughout his career with various investment firms, Van was involved in creating institutional investor relationships and participated in nearly $30 billion of public offerings, private placements, mergers & acquisitions. Van was named a two-time winner of the Wall Street Journal All-Star Stock Picker.

Prior to joining CIBC World Markets, Van was the Managing Director of Equity Research and one of the founding members of the equity division of Jefferies & Company, Inc., a global investment bank. Van oversaw the research coverage of over 45 oil and gas exploration and production companies and participated in many successful public offerings. Prior to joining Jefferies & Company, Van was an equity analyst at Howard Weil Labouisse & Fredericks. Prior to Howard Weil, Van was a petroleum engineer at Texaco, Inc. and Getty Oil Company.

Mr. Levy graduated from Tulane University with an MBA, Masters in Petroleum Engineering and a BS in Biomedical Engineering.

DONALD BECKHAM, age 51, in 1993 founded Beckham Resources, Inc. (“BRI”) which for the past 15 years has been a licensed, bonded and insured operator in good standing with the Railroad Commission of Texas.  Through BRI, Mr. Beckham has drilled and operated fields for his own account.  His expertise is in the acquisition, exploitation, exploration and production enhancement of mature oil and gas fields through which he has been able to enhance production by compressor optimization, pump design, workover programs, stimulation techniques and identifying new pay zones.   BRI has operated wells in the following fields:  Hull, Liberty, Aransas Pass, McCampbell, Mission River, Garcitas Creek, Sour Lake, Batson, Barton Ranch and Dayton.   Prior to BRI, Mr. Beckham was the chief operations manager for Houston Oil Fields Corporation (“HOFCO”) where he began his career.  There he was responsible for drilling, production and field operations and managed approximately 100 people including engineers, geologists, landmen, pumpers,  and other contract personnel, as well as state and federal environmental and regulatory functions.   He managed an annual capital budget of approximately $30 million and operated approximately 100 wells.   HOFCO drilled about 20 wells per annum and performed approximately 30 recompletions and workover operations each year.   HOFCO owned interests in about 10 key fields principally in Texas, and company--managed production was approximately 1,000 bpd of crude oil and 10 mmcfd of natural gas.  Fields that he managed were as follows:  Manvell,  Cold Springs, Shepherd, Turtle Bay, Red Fish Bay, Dickinson, Refugio, Lost Lake, Liberty and Abbeville.  Mr. Beckham is a petroleum engineer and 1984 graduate of Mississippi State University.
BRADLEY E. SPARKS, age 64—Mr. Sparks currently serves as the Chief Financial Officer and Treasurer for Laredo Oil, Inc.  Before joining Laredo in October 2009, he served as President and Chief Executive Officer of Visualant, Inc. for three years and before that, was the Chief Financial Officer of WatchGuard Technologies, Inc. from 2005-2006.  Prior to WatchGuard, he was the founder and managing director of Sunburst Growth Ventures, LLC, a private investment firm specializing in emerging-growth companies.  Earlier, he founded Pointer Communications and served as Chief Financial Officer for several publicly-held telecommunications companies, including eSpire Communications, Inc., Digex, Inc., Omnipoint Corporation, and WAM!NET.  He also served as Vice President and Treasurer of MCI Communications from 1988-1993 and as Vice President and Controller from 1993-1995.  Before his tenure at MCI, Mr. Sparks held various financial management positions at Ryder System, Inc.  Mr. Sparks currently serves on the Board of Directors for both iCIMS, a privately--held software company, and Visualant.  Mr. Sparks graduated from the United States Military Academy at West Point and is a former Army Captain in the Signal Corps. He has an MS in Management from the Sloan School of Management at MIT and is a licensed CPA in Florida.

Item 8.01. Other Events.

On March 2, 2011 the Company issued a press release announcing the appointment of three new directors.  A copy of this release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 2, 2011 announcing that Laredo Oil, Inc. Names New Board Members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO OIL, INC.

Date: March 3, 2011	By:	/s/ Bradley E. Sparks
Bradley E. Sparks
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 2, 2011 announcing Laredo Oil, Inc. Names New Board Members